UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2015

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2015, we entered into a real estate lease agreement with United Hansel, Inc. for our lease of 3,200 square feet of office space located at 875 Prospect Street, Suite 304, La Jolla, California. The lease term is 64 months. Monthly rent is $6,400, subject to annual step increases of approximately 3% commencing on February 1, 2017 and ending February 1, 2021. The lease agreement provides us with four months of free rent and we will be responsible for improving the space with new carpet and paint. In addition to monthly rent, we will be obligated to pay our proportionate share of all common area maintenance and other operational charges, operating expenses, tax expenses and utilities costs above the base year 2016 costs. The lease agreement provides for representations, warranties, covenants, agreements and indemnities typical of office lease agreements.

A copy of the lease agreement is filed as an exhibit to this Form 8-K.

We intend to relocate our executive offices to the newly leased space commencing February 1, 2016. Our current executive offices, located at 7911 Herschel Avenue, Suite 201 La Jolla, CA 920376, are subject to a sublease that expires on January 31, 2016.

Item 9.01	Financial Statements and Exhibits

(d)	The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description	Method of Filing
10.1	Lease Agreement dated December 14, 2015 between Registrant and with United Hansel, Inc.	Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: December 22, 2015	/s/ Chad M. Carpenter
Chad M. Carpenter
Chief Executive Officer